UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: March 12, 2015

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2015, the Board of Directors (the “Board”) of Tenet Healthcare Corporation (the “Company”) expanded the size of the Board from nine to ten members and elected Tammy Romo as an independent member of the Board. Ms. Romo will serve on the Board’s Audit and Nominating & Corporate Governance Committees and will stand for reelection as an independent director at the Company’s 2015 annual meeting of shareholders.

Ms. Romo will participate in the non-employee director compensation programs described under “Director Compensation” in the Company’s proxy statement filed with the SEC on March 28, 2014. There is no arrangement or understanding between Ms. Romo and any other persons pursuant to which she was selected as a director. In addition, Ms. Romo is not a party to any transaction with the Company reportable under Item 404(a) of Regulation S-K under the Securities Act of 1933.

A copy of the Company’s press release announcing Ms. Romo’s appointment is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued on March 12, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Paul A. Castanon
Paul A. Castanon
Vice President, Deputy General Counsel and Corporate Secretary

Date: March 12, 2015

EXHIBIT INDEX

99.1	Press Release issued on March 12, 2015